EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Restaurant Brands International Inc.:
We consent to the incorporation by reference in the Registration Statements Nos. 333-214217, 333-206712, and 333-200997 on Form S-8 and No. 333-208319 on Form S-3 of Restaurant Brands International Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of Restaurant Brands International Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Restaurant Brands International Inc.
(signed) KPMG LLP

Miami, Florida
February 23, 2018
Certified Public Accountants